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                                DEALER AGREEMENT

                          PFS MANAGEMENT SERVICES, INC.
                             5400 University Avenue
                           West Des Moines, Iowa 50265


Gentlemen:

     As principal underwriter of the shares of FBL Money Market Fund, Inc. (the "Fund"), as that term is defined in Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., we understand that you are a member of such Association or a foreign dealer not eligible for membership in such Association and, on the basis of such understanding, invite you to become a member of the group of securities dealers (the "Selling Group") authorized to solicit applications to purchase shares of the Fund ("applications") on the following terms:

     1. Applications received from you and accepted by the Fund will be at the public offering price determined in the manner described in the current prospectus of the Fund notwithstanding anything to the contrary herein contained in this Agreement. The public offering price for initial purchases is the net asset value per share plus a one-time sales charge of $100. The minimum initial purchase for any account for any person is $1,500. The sales charge shall not be applicable to the following: To subsequent investments in the same accounts; or to initial or subsequent investments in separate accounts for or for the benefit of the initial purchaser, his (her) spouse, and child(ren) under the age of 21; or to any single fiduciary account, including a pension, profit sharing or other employee benefit trust created pursuant to a plan qualified under Section 401 of the Internal Revenue Code. Nor is it applicable to the initiation of payroll deduction plan accounts or to reinvestments by former shareholders whose accounts have been closed for less than one year, but it shall be applicable to initial investments by former shareholders whose accounts have been closed for one year or more. With respect to each application received from you and accepted by the Fund for which the $100 one-time service charge is paid by the applicant, you shall receive as a commission for your services hereunder the amount of $80.

     2. The procedure relating to the handling of applications shall be subject to instructions which we shall forward from time to time to all members of the Selling Group. All applications are subject to acceptance by us and the Fund at our Des Moines, Iowa office and we and the Fund reserve the right, in our and its sole discretion, to reject any application.

     3. As a member of the Selling Group, you agree not to purchase shares of the Fund from any person and only will make arrangements to solicit applications through us, the Fund's agent. You will solicit applications only from persons other than a securities dealer or broker and will only enter applications for yourself as a bona fide investment.

     4. You agree that you will promptly forward all customers' applications to us. The Fund will not accept conditional applications.

     5. You agree that the price applicable to applicants will be the public offering price next determined after

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receipt of the applications and payment at the Fund's office in West Des Moines,
Iowa in accordance with the current prospectus of the Fund.

     6. Payments for Fund shares purchased must be made at or prior to acceptance of the application at the Fund's office in West Des Moines, Iowa, as contemplated by the application forms furnished by us. Delivery of shares will be made by credit to shareholder accounts or, if requested in writing, by delivery of certificates.

     7. If any shares subscribed for under the terms of this agreement are tendered to the Fund for redemption under the terms of its Articles of Incorporation within seven business days after the date of the Fund's confirmation to you of an original application therefor, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the Fund when received by us. We also agree to pay to the Fund the amount of our share of the sales commission on the original sale of such shares. We shall notify you of such repurchases or redemption within ten days of the date on which the redemption request was received in good order by the Fund.

     8. Applications are subject to acceptance by us and the Fund. The Fund reserves the right, in its discretion, without notice to you to suspend sales or withdraw the offering of shares entirely and to change the sales charge to investors. We reserve the right to change the concessions to the members of the Selling Group or to modify, cancel or assign this agreement, which shall be construed in accordance with the laws of the State of Iowa.

     9. No person is authorized to make any representations concerning the Fund or its shares except those contained in the effective prospectus and any such information as may be authorized by us for use as information supplemental to the prospectus. In soliciting applications for shares, you shall rely solely on the representations contained in the effective prospectus and the supplemental information above mentioned.

     10. Additional copies of any prospectus and any printed information designated as supplemental to such prospectus will be supplied by us to members of the Selling Group in reasonable quantities upon request.

     11. In no transaction shall you have any authority whatever to act as agent of the Fund or of ours or any other member of the Selling Group, and nothing in this agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. In all transactions in shares of the Fund between us, we are acting as agent for the Fund and you are acting as principal or as agent for an undisclosed principal, as the case may be.

     12. Your acceptance of this agreement constitutes a representation that you are (i) a registered security dealer and a member in good standing of the National Association of Securities Dealers, Inc. and agree to comply with all applicable state and federal laws and rules and regulations applicable to transactions hereunder and to the Rules of Fair Practice or the National Association of Securities Dealers, Inc., including specifically Section 26,
Article III thereof, or (ii) if you are offering and selling shares of the Fund in jurisdictions outside the several states, territories and possessions of the

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United States and are not otherwise required to be a member of the National
Association of Securities Dealers, Inc., you nevertheless agree to conduct your business in accordance with the spirit of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and to observe the laws and regulations of the applicable jurisdiction. You likewise agree that you will not offer or sell shares of the Fund in any state or other jurisdiction in which they may not lawfully be offered for sale.

     13. All communications to us shall be sent to PFS Management Services, Inc., 5400 University Avenue, West Des Moines, Iowa, 50265. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the National Association of Securities Dealers, Inc. or, if you are not a member of said Association, as most recently furnished by you to us for such purpose.

                                   PFS Management Services, Inc.

                                   By:
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     The undersigned accepts your invitation to become a member of the Selling
Group and agrees to abide by the foregoing terms and conditions.

Dated:
      -------------------------------                 PFS SALES, INC.
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                                        (Dealer--please type or print name)


                                   By:
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